                                                                   EXHIBIT 10.18


                                MASTER AGREEMENT

                                      AMONG

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.,

                            CS WIRELESS SYSTEMS, INC.

                                       AND

                           CAI WIRELESS SYSTEMS, INC.

                          DATED AS OF DECEMBER 2, 1998

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----

Preamble.........................................................................................       1

Section 1 - Defined Terms........................................................................       2

Section 2 - CS Wireless Common Stock.............................................................       4

Section 3 - Transfers of Assets and Leases of Spectrum Rights
                  at the Stage I Closing.........................................................       5

Section 4 - Cancellation of Heartland Long-Term Note and
                  Related Transactions at the Stage II Closing...................................       7

Section 5 - Stage I and Stage II Closing Dates...................................................       7

Section 6 - FCC Cooperation and Related Spectrum Matters.........................................       8

Section 7 - Conditions to All of the Parties' Obligations........................................       9

Section 8 - Representations and Warranties of the Parties........................................       13

Section 9 - Covenants of All of the Parties......................................................       20

Section 10 - Covenants of Heartland..............................................................       21

Section 11 - Covenants of CS Wireless............................................................       23

Section 12 - Releases and Indemnification........................................................       24

Section 13 -  Termination........................................................................       26

Section 14 - Further Assurances..................................................................       27

Section 15 - No Waiver...........................................................................       27

Section 16 - Miscellaneous.......................................................................       27

Exhibits

Exhibit A - Resignation of Heartland Directors and Heartland Independent
            Director
Exhibit B - CS Wireless FCC Assets Spectrum Lease
Exhibit C - Heartland FCC Assets Spectrum Lease
Exhibit D - Amendment to BTA Lease and Option Agreement
Exhibit E - BTA Lease and Option Agreement
Exhibit F - Form of CS Wireless Senior Noteholder Consent


Schedules

3(a)(i) -         Customer Premises Equipment
3(a)(ii) -        CS Wireless FCC Assets
3(b) -            Heartland FCC Assets
4(a)(i) -         CS Leases
4(a)(ii) -        Radcliffe Non-FCC Assets
4(b)(i) -         Heartland Leases
4(b)(ii) -        Portsmouth Non-FCC Assets
8(a)(ii) -        Title to Heartland Assets
8(a)(v) -         Heartland Compliance with Laws
8(a)(vi) -        Heartland leased FCC Assets
8(a)(vii) -       Heartland Litigation
8(a)(x) -         Condition of Portsmouth Non-FCC Assets
8(b)(ii) -        Title to CS Wireless Assets and Leases
8(b)(v) -         CS Compliance with Laws
8(b)(vi) -        Construction Completion Dates
8(b)(vii) -       CS Wireless Litigation
8(b)(x) -         Condition of CPE and Radcliffe Non-FCC Assets
8(c)(iii) -       CAI Litigation

                                MASTER AGREEMENT

         Master Agreement dated as of the 2nd day of December, 1998 (this "Agreement") by and among Heartland Wireless Communications, Inc., a Delaware corporation having its principal place of business located at 200 Chisholm Place, Suite 200, Plano, Texas 75075 ("Heartland"), CAI Wireless Systems, Inc., a Connecticut corporation having its principal place of business located at 18 Corporate Woods Boulevard, Third Floor, Albany, New York 12211 ("CAI") and CS Wireless Systems, Inc., a Delaware corporation having its principal place of business located at 1101 Summit Avenue, Plano, Texas 75074 ("CS Wireless").

                                 R E C I T A L S

         WHEREAS, the parties hereto are parties to that certain Participation Agreement (as defined herein), pursuant to which each of Heartland and CAI contributed wireless cable assets or the stock of entities owning wireless cable assets to CS Wireless in exchange for CS Common Stock (as defined herein); and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Participation Agreement, Heartland received 3,578,834 shares of CS Wireless Common Stock, which amount was subsequently increased to 3,836,035 shares of CS Wireless Common Stock as a result of the issuance by CS Wireless to Heartland of an additional 257,201 shares of CS Wireless Common Stock in satisfaction of that certain true-up obligation owed to Heartland under
Section 9.6(a) of the Participation Agreement; and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Participation Agreement, CS Wireless issued to Heartland the Heartland Long-Term Note (as defined herein) in the principal amount of $15,000,000, which promissory note matures on February 21, 2006; and

         WHEREAS, there is $2,335,276.00 outstanding on the Heartland Long-Term Note as of November 30, 1998; and

         WHEREAS, simultaneously with the consummation of the transactions contemplated by the Participation Agreement, the parties hereto entered into that certain Stockholders' Agreement (as defined herein), which agreement requires, among other things, that Heartland and CAI vote their shares of CS Wireless Common Stock in favor of a board of directors comprised of four members designated by CAI and three members designated by Heartland, and that significant decisions affecting CS Wireless requires the approval of at least 70% of the directors of CS Wireless so that neither CAI nor Heartland can unilaterally make significant decisions affecting CS Wireless; and

         WHEREAS, the parties have disagreed about various matters regarding the operations, valuation, governance and future of CS Wireless; and

         WHEREAS, with due regard to their respective fiduciary duties to various constituencies including the respective stockholders and creditors of CS Wireless, CAI and Heartland, the parties wish to terminate Heartland's ongoing participation in the governance of CS Wireless on a basis that after prolonged negotiation, investigation and consultation with advisors, the parties believe to be fair and in the best interests of the parties and their respective constituents while ensuring that the future operations of Heartland and CS Wireless and their respective successors can be separated without unnecessary disruption to either party; and

         WHEREAS, CAI desires to purchase from Heartland and Heartland desires to sell to CAI all of the 3,836,035 shares of CS Wireless Common Stock owned by Heartland, on and subject to the terms and conditions set forth herein; and

         WHEREAS, CS Wireless desires to assign and transfer to Heartland certain MDS-1 channels, all assets relating to the Radcliffe, Iowa market, WCS Spectrum in 19 markets and certain other equipment, and Heartland desires to assign and transfer to CS Wireless any and all ownership and leasehold interests in MMDS and MDS channels in the Portsmouth, New Hampshire market, including, but not limited to, the MMDS E Group and MDS H1 - 3 channels, together with any and all assets used by Heartland in the Portsmouth market; and

         WHEREAS, the parties hereto desire to cooperate with each other with respect to proposed two-way use of their MMDS, MDS and ITFS spectrum in contiguous and adjacent markets, including, but not limited to, reaching an agreement with respect to a comprehensive two-way frequency utilization plan, cooperation with respect to the implementation of such, timely provision of requisite interference consent agreements and such other actions as may be consistent with supporting each other's necessary or desirable filings at the FCC (as defined herein) in connection with two-way applications; and

         WHEREAS, the parties hereto desire to settle certain claims they have against each other; and

         WHEREAS, the parties shall continue to own and lease spectrum rights in contiguous and adjacent markets, the value of which rights would be materially adversely affected absent agreement with respect to interference and related uses arising out of the contemplated two-way applications of such spectrum.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, each of the parties hereto agree as follows.

         Section 1. Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Bankruptcy Code" means the United States Bankruptcy Code, as heretofore and hereafter amended, and as codified as 11 U.S.C. Sections 101 et seq.

         "BTA" means Basic Trading Area, as such term is used by the FCC to denote geographic areas in connection with the public auction of available spectrum in the Multipoint and/or Multichannel Distribution Service.

         "BTA Lease and Option Agreement" means that certain BTA Lease and Option Agreement dated October 31, 1997 by and between CS Wireless and Heartland.

         "CPE" means Customer Premises Equipment listed on Schedule 3(a)(i) attached hereto.

         "Communications Act" means the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq.

         "CS Leases" means the spectrum leases listed on Schedule 4(a)(i) attached hereto.

         "CS Senior Notes" means $400,000,000 aggregate principal amount of Series B 11-3/8% Senior Notes due 2006 of CS Wireless Systems, Inc.

         "CS Wireless Common Stock" means the common stock, par value $.001 per share, of CS Wireless.

         "CS Wireless FCC Assets" means the FCC licenses owned by CS Wireless and listed on Schedule 3(a)(ii) attached hereto.

         "Encumbrance" shall have the meaning given to such term in Section 8(a)(i).

         "FCC Approvals" shall have the meaning given to such term in Section 3(b).

         "Governmental Authority" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which any party hereto or any of such party's subsidiaries conducts all or any part of its business, or which has jurisdiction over any properties of any party hereto, as the case may be, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Heartland FCC Assets" means the FCC licenses owned by Heartland and listed on Schedule 3(b) attached hereto.

         "Heartland Leases" means the spectrum leases listed on Schedule 4(b)(i) attached hereto.

         "Heartland Long-Term Note" means that certain Subordinated Promissory Note dated February 23, 1996 and issued by CS Wireless to Heartland in the principal amount of $15,000,000.

         "Hosea" means Frank H. Hosea.

         "Participation Agreement" means the Participation Agreement dated as of December 12, 1995 by and among CAI, Heartland and CS Wireless, as amended by Amendment No.1 to the Participation Agreement dated as of February 23, 1996 among the parties thereto.

         "Portsmouth Non-FCC Assets" means all assets owned by Heartland and used in connection with the operation of the channels pursuant to the Heartland FCC Assets and Heartland Leases, including, without limitation, the assets listed on Schedule 4(b)(ii) attached hereto.

         "Radcliffe Non-FCC Assets" means all assets owned by CS Wireless and used in connection with the Radcliffe, IA wireless cable system, including, without limitation, the assets listed on Schedule 4(a)(ii) attached hereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Services Agreement" means that certain Administrative Services Agreement dated as of February 23, 1996 by and between Heartland and CS Wireless.

         "Stage I Closing" shall have the meaning given to such term in Section 5(a).

         "Stage I Closing Date" shall have the meaning given to such term in
Section 5(a).

         "Stage I Transactions" shall have the meaning given to such term in
Section 5(a).

         "Stage II Closing" shall have the meaning given to such term in Section 5(b).

         "Stage II Closing Date" shall have the meaning given to such term in
Section 5(b).

         "Stage II Transactions" shall have the meaning given to such term in
Section 5(b).

         "Stockholders' Agreement" means that certain Stockholders' Agreement dated as of February 23, 1996 by and among CS Wireless, CAI and Heartland.

         Section 2. CS Wireless Common Stock.

         (a) At the Stage I Closing (as defined below), Heartland shall sell, assign, transfer, convey and deliver to CAI, and CAI shall purchase, accept and assume from Heartland, all of Heartland's right, title and interest in and to 3,836,035 shares of CS Wireless Common Stock owned by Heartland, which shares represent the entire equity interest in CS Wireless owned by Heartland as of the date hereof.

         (b) The parties hereto agree that upon the consummation of the Stage I Transactions (as defined below), Heartland shall cease to have any equity interest in CS Wireless and the Stockholders' Agreement shall, without further action by the parties, permanently and irrevocably lapse and terminate with no further force or effect, and each of the parties thereto shall be relieved of their obligations thereunder, with the same force and effect and as if the parties had never entered into such agreement. Upon such Stage I Closing, the resignation of each of the Heartland Directors and the Heartland Independent Director (as such terms are defined in the Stockholders' Agreement) from the Board of Directors of CS Wireless, in the form attached hereto as Exhibit A, shall become immediately effective without further action by the parties; provided, however, that any indemnification obligations of CS Wireless to each of the Heartland Directors, the Heartland Independent Directors and Hosea under CS Wireless' certificate of incorporation, by-laws, contracts, insurance policies (to the extent applicable) or otherwise existing as of the date hereof shall survive such resignation, and CS Wireless expressly agrees to assume any such indemnification obligation in any bankruptcy proceeding filed by or against CS Wireless.

         Section 3. Transfers of Assets and Leases of Spectrum Rights at the Stage I Closing.

         At the Stage I Closing:

         (a) CS Wireless shall, in partial satisfaction of the Heartland Long-Term Note, which shall cease to accrue interest from and after the Stage I Closing Date:

                  (i) sell, assign, transfer, convey and deliver to Heartland, and Heartland shall purchase, accept and assume from CS Wireless, all of CS Wireless' right, title and interest in and to the CPE listed on
         Schedule 3(a)(i);

                  (ii) lease to Heartland, and Heartland shall lease from CS Wireless all of CS Wireless' right, title and interest in and to the CS Wireless FCC Assets. The CS Wireless FCC Assets shall be leased pursuant to the Lease Agreement set forth as Exhibit B attached hereto. Within ten (10) business days of the signing of this Agreement, CS Wireless and Heartland together shall file with the FCC the necessary applications for the consent of the assignment of the CS Wireless FCC Assets; and

                  (iii) pay Heartland Three Hundred Sixty-six Thousand and 00/100 Dollars ($366,000.00), payable in immediately available funds by wire transfer in accordance with written wire transfer instructions previously delivered by Heartland to CS Wireless;

         (b) Heartland shall lease to CS Wireless, and CS Wireless shall lease from Heartland all of Heartland's right, title and interest in and to the Heartland FCC Assets. The Heartland FCC Assets shall be leased pursuant to the Lease Agreement set forth as Exhibit C attached hereto. Within ten (10) business days of the signing of this Agreement, CS Wireless and Heartland together shall file with the FCC the necessary applications for the consent of the assignment of the Heartland FCC Assets (such consent, together with the consent of the FCC contemplated by Section 3(a)(ii) above, the "FCC Approvals");

         (c) CAI shall pay Heartland One Million Five Hundred Thirty-four Thousand and 00/100 Dollars ($1,534,000.00), payable in immediately available funds by wire transfer in accordance with written wire transfer instructions previously delivered by Heartland to CAI; and

         (d) Heartland and CS Wireless shall execute and deliver an amendment to the BTA Lease and Option Agreement in the form attached hereto as Exhibit D, which amendment shall correct certain ground elevation parameters of Heartland's Sherman, Texas market to reflect a previously proposed or licensed facility and correct certain operating parameter of CS Wireless' Fort Worth, Texas market.

The parties acknowledge that it is impracticable for Heartland to inspect, test and select the CPE before the Stage I Closing. Accordingly, CS Wireless shall make the CPE available for inspection by Heartland representatives during normal business hours and Heartland shall inspect, test and select the CPE on or before the Stage II Closing. CS Wireless shall make available for inspection at CS Wireless' offices or warehouse facilities the CPE listed on Schedule 3(a)(i) at the following locations:

         (Model 8607 BN55) Scientific Atlanta                 San Antonio
         converter boxes (with remote)

         (Model 5508 W or WP) Tocom converter boxes           Dallas
         (with remote)

         (Cal Amp 2040\011 or PacMono 3191i                   Dallas
         or 3192i) Dipoles, PCS filtered and tested

In the event that CS Wireless does not make available for delivery to Heartland on or before the Stage II Closing the CPE listed on Schedule 3(a)(i), CS Wireless shall immediately pay to Heartland cash in an amount equal to the difference between $354,000 and the value (as established pursuant to Schedule 3(a)(i)) of the CPE made available for delivery at the Stage II Closing.

For a period of One Hundred Eighty (180) days following the earlier of the (i) Stage II Closing or (ii) the date on which Heartland accepts a unit of CPE made available by CS Wireless, Heartland shall have the right to return such unit of CPE which is not in good working order for the purpose for which it was intended. Upon timely receipt of any returned unit, CS Wireless shall immediately (i) pay to Heartland cash in an amount equal to the value of such item as established in Schedule 3(a)(i) or (ii) repair or replace such unit. If CS Wireless elects to repair or replace such unit, Heartland shall have a period of Forty-five (45) days to determine whether such repaired or replacement unit is in good working order for the purpose for which it was intended. Except as provided herein, CS Wireless hereby disclaims all warranties, express or implied, including without limitation any warranties under the UCC or otherwise implied by law. CS Wireless shall use all reasonable commercial efforts to assist Heartland in enforcing the terms of any manufacturer's warranty applicable to any unit of CPE delivered to Heartland pursuant to the terms hereof.

         Section 4. Cancellation of Heartland Long-Term Note and Related Transactions at the Stage II Closing.

         At the Stage II Closing:

         (a) CS Wireless shall sell, assign, transfer, convey and deliver to Heartland, and Heartland shall purchase, accept and assume from CS Wireless, all of CS Wireless' right, title and interest in and to the CS Wireless FCC Assets, the lessee's interest under the CS Leases and the Radcliffe Non-FCC Assets;

         (b) Heartland shall sell, assign, transfer, convey and deliver to CS Wireless, and CS Wireless shall purchase, accept and assume from Heartland, all of Heartland's right, title and interest in and to the Heartland FCC Assets, the lessee's interest under the Heartland Leases and the Portsmouth Non-FCC Assets;

         (c) CS Wireless shall pay Heartland One Hundred Thousand and 00/100 Dollars ($100,000.00), payable by wire transfer in immediately available funds in accordance with written wire instructions previously delivered by Heartland to CS Wireless; and

         (d) Heartland shall cancel the Heartland Long-Term Note and deliver such cancelled promissory note to CS Wireless.

         CS Wireless acknowledges and agrees that Heartland shall not assume any liabilities, obligations or commitments of CS Wireless or any affiliates thereof relating to or arising out of the operation of the CS Wireless FCC Assets, the CS Leases or Radcliffe Non-FCC Assets prior to the Stage II Closing Date including, without limitation, any liabilities associated with employees arising prior to the Stage II Closing Date who are hired by Heartland from and after the Stage II Closing Date.

         Heartland acknowledges and agrees that CS Wireless shall not assume any liabilities, obligations or commitments of Heartland or any affiliate thereof relating to or arising out of the operation of the Heartland FCC Assets, Heartland Leases or Portsmouth Non-FCC Assets prior to the Stage II Closing Date.

         Section 5. Stage I and Stage II Closing Dates.

         (a) The sale and transfer of the CS Wireless Common Stock by Heartland to CAI, and the sale and transfer of the CPE, the cash payments by each of CS Wireless and CAI to Heartland contemplated under Section 3, the lease from CS Wireless to Heartland of the CS Wireless FCC Assets and the lease from Heartland to CS Wireless of the Heartland FCC Assets (collectively, the "Stage I Transactions") shall occur at the offices of Heartland, 200 Chisholm Place, Suite 200, Plano, Texas 75075, at 11:30 a.m., at a closing (the "Stage I

Closing") on December 2, 1998, or at such other time as the parties hereto may agree (the "Stage I Closing Date").

         (b) The sale and transfer of the CS Wireless FCC Assets, the CS Leases, the Radcliffe Non-FCC Assets, the Heartland FCC Assets, the Heartland Leases and the Portsmouth Non-FCC Assets, the cash payment by CS Wireless to Heartland contemplated under Section 4 and the cancellation and delivery of the Heartland Long-Term Note (collectively, the "Stage II Transactions") shall occur at the offices of Heartland, 200 Chisholm Place, Suite 200, Plano, Texas 75075, at 11:30 a.m., at a closing (the "Stage II Closing") on January 30, 1999 or, if later, 3 business days after receipt of the final FCC Approvals, or at such other time as the parties hereto may agree (the "Stage II Closing Date").

         Section 6. FCC Cooperation and Related Spectrum Matters. As a material inducement to each of the parties to enter into this Agreement and as additional consideration for the transactions contemplated by Sections 2, 3 and 4 above, the parties hereto agree as follows:

         (a) The parties hereto will cooperate with each other to the maximum extent possible in agreeing to enter into interference agreements requested by the other party that are necessary to facilitate the FCC's grant of applications filed or sponsored by the other party, as more fully described in Article V of the BTA Lease and Option Agreement, dated October 31, 1997 by and between Heartland and CS Wireless and their affiliates (hereinafter the "BTA Lease and Option Agreement"), which agreement is attached hereto as Exhibit D and incorporated herein by this reference. Heartland and CS Wireless hereby expressly agree to abide by the BTA Lease and Option Agreement, and that the BTA Lease and Option Agreement, together with this Agreement, supersedes any other agreements to the contrary; provided, however, that neither Heartland nor CS Wireless shall be required to breach any pre-existing agreements with third parties as a result of this Agreement, or pay monetary or other consideration not otherwise due.

                  (b)(i) With respect to markets in which Heartland and CS Wireless have contiguous or adjacent interests, including, without limitation, Dallas and Fort Worth, Texas, Heartland and CS Wireless agree to give high priority to resolving issues surrounding CS Wireless' developmental application for two-way authority in Dallas/Fort Worth, Texas and to cooperate in an expeditious manner so as to permit the other party to file two-way transmission applications in such markets during the first FCC filing window (with priority given to CS Wireless' Dallas/Fort Worth market) to (A) agree on a comprehensive two-way frequency utilization plan, (B) implement such plan and (C) provide the other party with requisite interference consent agreements in support of such party's two-way applications, as long as such applications meet each party's mutually agreed upon technical parameters, consistent with FCC rules.

                  (ii) Notwithstanding anything to the contrary, CS Wireless and Heartland agree that the preferred use of the MDS-1 and MDS-2 channels, as well as the WCS Spectrum, shall be for upstream transmissions, and that both parties will take all reasonable and appropriate steps to accommodate the other party's applications for and the use of such spectrum so long as such applications meet the mutually agreed upon technical parameters, consistent with FCC rules.

         (c) Notwithstanding anything in the FCC's rules to the contrary, for purposes of this Agreement, the interference protection criteria applicable to the WCS Spectrum shall be governed by the FCC rules in 47 C.F.R. Part 21, as such rules are amended from time to time, applicable to MMDS spectrum licensed pursuant to BTA authorizations. For example, the maximum power flux density application to the WCS Spectrum shall be equal to or less than - 73 dbw/m2 at the BTA or partitioned service area boundary(ies), or as otherwise provided in any successor rule or regulation of the FCC for MMDS spectrum licensed pursuant to BTA authorizations.

         (d) Heartland hereby acknowledges its obligation to cooperate with CS Wireless in resolving a dispute with the licensee of the G group channels in Grand Rapids, Michigan, Call Sign WLS-950, including, but not limited to, assigning the lease to CS Wireless on an expeditious basis and permitting CS Wireless to negotiate and execute an excess capacity lease agreement directly with the licensee. Notwithstanding anything to the contrary, nothing in this
Section 6(d) shall require Heartland to pay any amount of consideration to the licensor of such channels or to CS Wireless, or to expend any other amounts related to such channels, including, without limitation, construction, tower lease, engineering, legal or other fees.

         Section 7. Conditions to All of the Parties' Obligations.

         (a) The respective obligations of Heartland, CAI and CS Wireless to consummate the Stage I Transactions, as appropriate, are subject to the fulfillment prior to or on the Stage I Closing Date of the following conditions (each of which may be waived in whole or in part by the party being benefitted thereby in its sole discretion):

                  (i) Representations and Warranties. The representations and warranties of Heartland, CAI and CS Wireless contained in this Agreement shall be complete and correct in all material respects when made and at the Stage I Closing Date.

                  (ii) Compliance. Each of Heartland, CAI and CS Wireless shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by each of them prior to or on the Stage I Closing Date.

                  (iii) Compliance Certificates. Each of Heartland, CAI and CS Wireless shall have delivered to the other an Officer's Certificate dated the Stage I Closing Date, certifying (A) that the conditions specified in subsections (i) and (ii) of this Section 7(a), solely as such conditions relate to the certifying party, have been fulfilled,
         (B) as to resolutions adopted by the Board of Directors of Heartland, CAI and CS Wireless, as the case may be, which certificate shall have attached thereto a copy of such resolutions, and (C) as to such other corporate proceedings relating to the authorization, execution and performance of the transactions contemplated hereby.

                  (iv) Board Authorizations. The Board of Directors of each of Heartland, CAI and CS Wireless shall have approved this Agreement and the transactions contemplated hereby, and shall have authorized, empowered and directed any or all of their corporate officers to execute and deliver this Agreement and such agreements, certificates, instruments and other documents and to take any and all other actions that may be deemed necessary or desirable by the officer taking such action to give effect to this Agreement and the transactions contemplated hereby.

                  (v) Transactions Permitted under Applicable Law. On the Stage I Closing Date, the Stage I Transactions contemplated by this Agreement shall (A) be permitted by the laws and regulations of each jurisdiction or Governmental Authority, including, without limitation, the FCC, to which Heartland, CAI or CS Wireless or any of their respective affiliates, as the case may be, is subject, and (B) not violate any applicable law or regulation.

                  (vi) Certain Proceedings and Regulatory Matters. At the Stage I Closing, none of the parties hereto shall be subject to any judgment, writ, order, decree or injunction of any court of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Stage I Transactions, nor shall there be pending any suit, action, investigation, inquiry or other proceeding by any person (including, without limitation, any Governmental Authority) that
         (A) seeks injunctive or other relief or remedies in connection with such transactions or that makes consummation of the Stage I Transactions subject to significant uncertainty, (B) could prevent or make illegal the consummation of the Stage I Transactions contemplated hereby, or (C) imposes or would be reasonably expected to impose any remedy, condition or restriction on a party hereto which, in its reasonable judgment, is material and adverse to such party.

                  (vii) Third Party Authorization, Consent, etc. All required authorizations, consents, approvals or waivers of any third party, including, without limitation, consents of Governmental Authorities, if any, and any lender to any of the parties hereto, in connection with the transactions contemplated hereby shall have been obtained, including, without limitation, the consent of the holders of at least a majority of aggregate principal amount of the CS Senior Notes, which consent shall be in substantially the form of Exhibit F attached hereto.

                  (viii) Bankruptcy Proceedings. In the event that Heartland or CS Wireless shall have commenced a case under title 11 of the United States Code (the "Bankruptcy Code"), the court(s) having jurisdiction over such case(s) shall have entered an order (or orders, if both Heartland and CS Wireless are debtors under the Bankruptcy Code) (a) authorizing the assumption of this Agreement and the BTA Lease Agreement and (b) approving the transactions contemplated herein, and such order(s) shall become final and non-appealable; provided, however, nothing herein shall preclude the parties from consummating the transactions contemplated herein if the parties, in their discretion, waive the requirement that such order(s) be final and non-appealable. No notice of such waiver of this or any other condition to CAI's obligations to consummate the transactions contemplated hereby need be given except to Heartland, as explicitly required in this Agreement, it being the intention of the parties hereto that CAI shall be entitled to, and is not waiving, the protections of Section 363(m) of the Bankruptcy Code, the mootness doctrine, and any similar statute or body of law if either or both of the Stage I and Stage II Closings occurs in the absence of a final and non-appealable order.

                  (ix) Proceedings and Documents. All corporate and other proceedings in connection with the Stage I Transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to Heartland, CAI and CS Wireless, as the case may be, and each party hereto shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         (b) The obligations of Heartland and CS Wireless to consummate the Stage II Transactions are subject to the fulfillment prior to or on the Stage II Closing Date of the following conditions (each of which may be waived in whole or in part by the party being benefitted thereby in its sole discretion):

                  (i) Consummation of Stage I Transactions. The Stage I Transactions shall have been consummated.

                  (ii) Representations and Warranties. The representations and warranties of Heartland and CS Wireless contained in this Agreement shall be complete and correct in all material respects when made and at the Stage II Closing Date (except to the extent that such representations and warranties relate specifically to an earlier date).

                  (iii) Compliance. Each of Heartland and CS Wireless shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by each of them prior to or on the Stage II Closing Date.

                  (iv) Compliance Certificates. Each of Heartland and CS Wireless shall have delivered to the other an Officer's Certificate dated the Stage II Closing Date, certifying that (A) the conditions specified in subsections (i) through (iii) of this Section 7(b), solely as such conditions relate to the certifying party, have been fulfilled,
         (B)(1) resolutions adopted by the Board of Directors of Heartland and CS Wireless delivered at the Stage I Closing, and (2) such other corporate proceedings relating to the authorization, execution and performance of the transactions contemplated hereby are still in full force and effect and have not been rescinded, modified or amended.

                  (v) Transactions Permitted under Applicable Law. On the Stage II Closing Date, the Stage II Transactions shall (A) be permitted by the laws and regulations of each jurisdiction or Governmental Authority, including, without limitation, the FCC, to which Heartland or CS Wireless or any of their respective affiliates, as the case may be, is subject, and (B) not violate any applicable law or regulation.

                  (vi) Certain Proceedings and Regulatory Matters. At the Stage II Closing, none of the parties hereto shall be subject to any judgment, writ, order, decree or injunction of any court of competent jurisdiction which restrains, enjoins or prohibits the consummation of the Stage II Transactions contemplated by this Agreement, nor shall there be pending any suit, action, investigation, inquiry or other proceeding by any person (including, without limitation, any Governmental Authority) that (A) seeks injunctive or other relief or remedies in connection with such transactions or that makes consummation of the Stage II Transactions subject to significant uncertainty, (B) could prevent or make illegal the consummation of the Stage II Transactions contemplated hereby, of (C) imposes or would be reasonably expected to impose any remedy, condition or restriction on a party hereto which, in its reasonable judgment, is material and adverse to such party.

                  (vii) Third Party Authorization, Consent, etc. All required authorizations, consents, approvals or waivers of any third party, including, without limitation, consents of Governmental Authorities, if any, and any lender to any of the parties hereto, in connection with the Stage II Transactions contemplated hereby shall have been obtained.

                  (viii) Proceedings and Documents. All corporate and other proceedings in connection with the Stage II Transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to Heartland, CAI and CS Wireless, as the case may be, and each party hereto shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  (ix) Due Diligence Complete. Each of Heartland and CS Wireless shall have completed their business and legal due diligence investigation of the assets to be transferred under Section 4, the results of which shall be reasonably acceptable to the party performing such investigation.

          (c) The obligations of CAI and CS Wireless to consummate the Stage I Transactions are subject to the fulfillment prior to or on the Stage I Closing Date, of the following condition (which may be waived in whole or in part by the party being benefitted thereby in its sole discretion):

                  (i) Resignation of Heartland Directors. The Heartland Directors and the Heartland Independent Director shall have resigned from the Board of Directors of CS Wireless, and all committees thereof effective as of the Stage I Closing Date.

         Section 8. Representations and Warranties of the Parties.

         (a) Heartland Representations and Warranties. As a material inducement to CAI and CS Wireless to enter into this Agreement and effect the transactions contemplated hereby, Heartland hereby represents and warrants that:

                  (i) Title to CS Wireless Common Stock Held by Heartland. Heartland has and, subject to the terms and conditions of this Agreement, will sell, assign, transfer, convey and deliver, good and indefeasible title to 3,836,035 shares of CS Wireless Common Stock, which shares comprise Heartland's entire equity interest in CS Wireless, free and clear of any security interest, claim, lien, pledge, option, encumbrance, charge, agreement, voting trust, proxy or other restriction (each, an "Encumbrance"), other than those Encumbrances created or existing by virtue of the Stockholders' Agreement.

                  (ii) Title To Heartland Assets Transferred Hereunder. Except as set forth on Schedule 8(a)(ii) attached hereto, Heartland has and, subject to the terms and conditions of this Agreement, will sell, assign, transfer, convey and deliver, good and indefeasible title to (or a valid leasehold interest in) all of the Heartland FCC Assets, the Heartland Leases and the Portsmouth Non-FCC Assets transferred hereunder, free and clear of any and all Encumbrances.

                  (iii) Organization and Qualification. Heartland is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its business requires such qualification. Heartland has all corporate and other necessary power and authority, and the legal right, to own or to hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. Heartland has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, and each of the other documents contemplated hereby to which it is or is to be a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  (iv) Authorization. The execution, delivery and performance of this Agreement by Heartland does not and will not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any Encumbrance upon any of the Heartland FCC Assets or Heartland Leases pursuant to, (D) give any third party the right to modify, terminate or accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice or declaration or filing with any Governmental Authority or any other Person (other than as has been duly made or obtained) pursuant to, the charter or bylaws of Heartland, or any law, statute, rule or regulation to which Heartland or any of its assets is subject, or any agreement, instrument, order, judgment or decree to which Heartland or any of its assets is subject.

                  (v) Compliance with Laws. Except as set forth on Schedule 8(a)(v), Heartland is in compliance in all material respects with all laws, rules and regulations applicable to the Portsmouth Non-FCC Assets, the Heartland FCC Assets and Heartland Leases (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any Governmental Authority), the noncompliance with which reasonably could have a material adverse effect on such assets or the use thereof, and Heartland is in compliance in all material respects with all provisions of applicable FCC licenses including, without limitation, any build-out requirements and other obligations, and with all leases, subleases and sublicenses to it of MMDS or MDS channels comprising the Heartland FCC Assets or the Heartland Leases, as the case may be. The FCC licenses and channel leases comprising the Heartland FCC Assets and Heartland Leases conform in all material respects to all applicable laws, ordinances, codes, licensing requirements, rules and regulations, and Heartland has not received any notice to the contrary. Except as set forth on Schedule 8(a)(v), there are no proceedings or complaints or, to the best of Heartland's knowledge, investigations pending before or by any Governmental Authority which could reasonably be expected to have a material adverse effect on any FCC license or channel lease comprising the Heartland FCC Assets or Heartland Leases. All applications, reports, fees, filings and other submissions required under the Communications Act relating to the Heartland FCC Assets and Heartland Leases have been made or paid in a timely fashion.

                  (vi) FCC Licenses. Schedule 3(b) attached hereto correctly sets forth all of the FCC licenses comprising the Heartland FCC Assets and correctly sets forth the termination date of each such FCC license, and Schedule 4(b)(i) attached hereto identifies all FCC licenses and the owner thereof with respect to each of the leased channels comprising the Heartland Leases. Each FCC license comprising the Heartland FCC Assets or the Heartland Leases allowing the construction or the operation of radio station facilities by a lessor of channel capacity who is obligated to lease the capacity of the radio station (in whole or in part) under a lease agreement or management/option agreement listed on Schedules 3(b) or 4(b)(i) attached hereto is in full force and effect, and, to the best of Heartland's knowledge, neither the licensee of such FCC license nor the FCC license is subject to any complaint, investigation or proceeding by or before the FCC, or on appeal from the FCC, which looks toward or would result in the revocation, modification or non-renewal of the FCC license. Except as set forth on Schedule 8(a)(vi), each of such FCC licenses for an MMDS or MDS station has a construction completion date which has not elapsed or, if such date has elapsed, a request to the FCC to extend that date for at least six (6) months has been properly filed and is pending, or an application for certification or completion of construction has been properly filed. Except as set forth on Schedule 8(a)(vi), the FCC has granted one or more FCC licenses to each lessor of the channel capacity subject to the lease and lease/option agreements comprising the Heartland FCC Assets or the Heartland Leases allowing that lessor to construct and/or operate each radio station required for the lessor to provide to lessee under each such agreement executed by such lessor the channel capacity subject to that agreement.

                  (vii) Litigation. Except as set forth on Schedule 8(a)(vii), there is no action, suit, proceeding, arbitration, litigation or government proceeding (including, without limitation, those related to FCC, environmental or similar matters), or inquiry or investigation by any Governmental Authority known to Heartland, in each case domestic or foreign, pending against, or involving the Heartland FCC Assets, the Heartland Leases or the Portsmouth Non-FCC Assets or the use thereof which (A) questions the validity of this Agreement or any action taken or to be taken by Heartland pursuant to or in connection with this Agreement, (B) is required to be, and has not been, so disclosed in the filings with the SEC by Heartland (and such proceedings as are summarized in such SEC filings are accurately described in all material respects), or (C) could reasonably be expected to materially adversely affect the FCC licenses or channel leases comprising the Heartland FCC Assets and the Heartland Leases or the operation of the channels and transmission facilities relating thereto.

                  (viii) No Violation, etc. Heartland has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of Heartland relating to the Heartland FCC Assets, the Heartland Leases or the Portsmouth Non-FCC Assets, and Heartland has not received notice of any such violation. Heartland is not subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any environmental law, rule or regulation relating to the Heartland FCC Assets, the Heartland Leases or the Portsmouth Non-FCC Assets.

                  (ix) Copyright Matters. Heartland has submitted all requisite notices (if any are required) under the Copyright Act for the carriage of all Broadcast Stations as currently carried over any of the Heartland FCC Assets. Heartland has filed in a timely manner with the Copyright Office all required documents, instruments and statements of account and have remitted payments of all required royalty fees with respect to compulsory licenses provided for in Section III of the Copyright Act for the carriage of broadcast signals in connection with the Heartland FCC Assets. Heartland is not liable to any Person for copyright infringement under the Copyright Act as a result of its business operations relating to the Heartland FCC Assets and the Heartland Leases. There have been no inquiries received from the Copyright Office or any other party, which questioned such statements of account or any copyright royalty payments made by Heartland with respect to the Heartland FCC Assets or Heartland Leases, and no claim, action or demand for copyright infringement or for non-payment of royalties is pending or, to the knowledge of Heartland, threatened against Heartland with respect to the Heartland FCC Assets or Heartland Leases.

                  (x) Condition of Portsmouth Non-FCC Assets. Except as set forth on Schedule 8(a)(x) and except for ordinary wear and tear, the Portsmouth Non-FCC Assets are in good working order for the purpose for which they were intended. All transmitters included in the Portsmouth Non-FCC Assets used in the Portsmouth market meet all material applicable FCC acceptance and frequency stability requirements.

                  (xi) No Interference Caused by Portsmouth Market. With respect to its Portsmouth market, Heartland has not received any written complaint that it, or any channels used in its Portsmouth market, is causing interference to any reception, transmission or detection system.

         (b) CS Wireless Representations and Warranties. As a material inducement to Heartland and CAI to enter into this Agreement and effect the transactions contemplated hereby, CS Wireless hereby represents and warrants that :

                  (i) Title to CPE and Radcliffe Non-FCC Assets. CS Wireless has and, subject to the terms and conditions of this Agreement, will sell, assign, transfer, convey and deliver, good and indefeasible title to the CPE and Radcliffe Non-FCC Assets, free and clear of any and all Encumbrances.

                  (ii) Title to CS Wireless FCC Assets and CS Leases Transferred Hereunder. Except as set forth on Schedule 8(b)(ii) attached hereto, CS Wireless has and, subject to the terms and conditions of this Agreement, will sell, assign, transfer, convey and deliver, good and indefeasible title to (or a valid leasehold interest in) all of the CS Wireless FCC Assets and CS Leases transferred hereunder, free and clear of any and all Encumbrances.

                  (iii) Organization and Qualification. CS Wireless is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its business requires such qualification. CS Wireless has all corporate and other necessary power and authority, and the legal right, to own or to hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. CS Wireless has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, and each of the other documents contemplated hereby to which it is or is to be a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  (iv) Authorization. The execution, delivery and performance of this Agreement by CS Wireless does not and will not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any Encumbrance upon any of the CPE, the Radcliffe Non-FCC Assets, the CS Leases or the CS Wireless FCC Assets pursuant to, (D) give any third party the right to modify, terminate or accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice or declaration or filing with any Governmental Authority or any other Person (other than as has been duly made or obtained) pursuant to, the charter or bylaws of CS Wireless, or any law, statute, rule or regulation to which CS Wireless or any of its assets is subject, or any agreement, instrument, order, judgment or decree to which CS Wireless or any of its assets is subject.

                  (v) Compliance with Law. Except as set forth on Schedule 8(b)(v), CS Wireless is in compliance in all material respects with all laws, rules and regulations applicable to the CPE, the Radcliffe Non-FCC Assets, the CS Leases and the CS Wireless FCC Assets (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any Governmental Authority), the noncompliance with which reasonably could have a material adverse effect on such assets or the use thereof, and CS Wireless is in compliance in all material respects with all provisions of applicable FCC licenses including, without limitation, any build-out requirements and other obligations, and with all leases, subleases and sublicenses to it of MMDS, MDS, or ITFS channels comprising the CS Wireless FCC Assets and CS Leases, as the case may be. The FCC licenses and channel leases comprising the CS Wireless FCC Assets and CS Leases conform in all material respects to all applicable laws, ordinances, codes, licensing requirements, rules and regulations, and CS Wireless has not received any notice to the contrary. Except as set forth on Schedule 8(b)(v), there are no proceedings or complaints or, to the best of CS Wireless' knowledge, investigations pending before or by any Governmental Authority which could reasonably be expected to have a material adverse effect on any FCC license or channel lease comprising the CS Wireless FCC Assets or CS Leases. All applications, reports, fees, filings and other submissions required under the Communications Act relating to the CS Wireless FCC Assets and CS Leases have been made or paid in a timely fashion.

                  (vi) FCC Licenses. Schedule 3(a)(ii) attached hereto correctly sets forth all of the FCC licenses comprising any portion of the CS Wireless FCC Assets and correctly sets forth the termination date of each such FCC license, and Schedule 4(a)(i) identifies all FCC licenses and the owner thereof with respect to each of the leased channels comprising the CS Leases. Each FCC license comprising the CS Wireless FCC Assets or CS Leases allowing the construction or the operation of radio station facilities by a lessor of channel capacity who is obligated to lease the capacity of the radio station (in whole or in part) under a lease agreement or management/option agreement listed on Schedules 3(a)(ii) or 4(a)(i) attached hereto is in full force and effect, and, to the best of CS Wireless' knowledge, neither the licensee of such FCC license nor the FCC license is subject to any complaint, investigation or proceeding by or before the FCC, or on appeal from the FCC, which looks toward or would result in the revocation, modification or non-renewal of the FCC license. Except as set forth on Schedule 8(b)(vi), each of such FCC licenses for an ITFS, MMDS or MDS station has a construction completion date which has not elapsed or, if such date has elapsed, a request to the FCC to extend that date for at least six (6) months has been properly filed and is pending, or an application for certification of completion of construction has been properly filed. Except as set forth on Schedule 8(b)(vi), the FCC has granted one or more FCC licenses to each lessor of the channel capacity subject to the lease and lease/option agreements comprising the CS Wireless FCC Assets or the CS Leases allowing that lessor to construct and/or operate each radio station required for the lessor to provide to lessee under each such agreement executed by such lessor the channel capacity subject to that agreement.

                  (vii) Litigation. Except as set forth on Schedule 8(b)(vii), there is no action, suit, proceeding, arbitration, litigation or government proceeding (including, without limitation, those related to FCC, environmental or similar matters), or inquiry or investigation by any Governmental Authority known to CS Wireless, in each case domestic or foreign, pending against (or circumstances that may give rise to the same), or involving the CPE, the CS Wireless FCC Assets, the CS Leases or the Radcliffe Non-FCC Assets or the use thereof which (A) questions the validity of this Agreement or any action taken or to be taken by CS Wireless pursuant to or in connection with this Agreement, (B) is required to be, and has not been, so disclosed in the filings with the SEC by CS Wireless (and such proceedings as are summarized in such SEC filings are accurately described in all material respects), or (C) could reasonably be expected to materially adversely affect the FCC licenses or channel leases comprising the CS Wireless FCC Assets or CS Leases or the operation of the channels and transmission facilities relating thereto.

                  (viii) No Violation, etc. CS Wireless has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of CS Wireless relating to the CPE, the CS Wireless FCC Assets, the CS Leases or the Radcliffe Non-FCC Assets, and CS Wireless has not received notice of any such violation. CS Wireless is not subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any environmental law, rule or regulation relating to the CPE, the CS Wireless FCC Assets, the CS Leases or the Radcliffe Non-FCC Assets.

                  (ix) Copyright Matters. CS Wireless has submitted all requisite notices (if any are required) under the Copyright Act for the carriage of all Broadcast Stations as currently carried over any of the CS Wireless FCC Assets. CS Wireless has filed in a timely manner with the Copyright Office all required documents, instruments and statements of account and have remitted payments of all required royalty fees with respect to compulsory licenses provided for in Section III of the Copyright Act for the carriage of broadcast signals in connection with the CS Wireless FCC Assets. CS Wireless is not liable to any Person for copyright infringement under the Copyright Act as a result of its business operations relating to the CS Wireless FCC Assets and CS Leases. There have been no inquiries received from the Copyright Office or any other party, which questioned such statements of account or any copyright royalty payments made by CS Wireless with respect to the CS Wireless FCC Assets or CS Leases, and no claim, action or demand for copyright infringement or for non-payment of royalties is pending or, to the knowledge of CS Wireless, threatened against CS Wireless with respect to the CS Wireless FCC Assets or CS Leases.

                  (x) Condition of CPE and Radcliffe Non-FCC Assets. Except as set forth on Schedule 8(b)(x) and except for ordinary wear and tear, the CPE and the Radcliffe Non-FCC Assets are in good working order for the purpose for which they were intended. All transmitters included in the Radcliffe Non-FCC Assets used in the Radcliffe market meet all material applicable FCC acceptance and frequency stability requirements.

                  (xi) No Interference Caused by Radcliffe Market, CS Wireless FCC Assets or CS Leases. With respect to its Radcliffe market, CS Wireless has not received any written complaint that it, or any channels used in its Radcliffe market or otherwise comprising CS Wireless FCC Assets and CS Leases, is causing interference to any reception, transmission or detection system.

         (c) As a material inducement to Heartland and CS Wireless to enter into this Agreement and effect the transactions contemplated hereby, CAI hereby represents and warrants that as of the date hereof:

                  (i) Organization and Qualification. CAI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its business requires such qualification. CAI has all corporate and other necessary power and authority, and the legal right, to own or to hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. CAI has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, and each of the other documents contemplated hereby to which it is or is to be a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  (ii) Authorization. The execution, delivery and performance of this Agreement by CAI does not and will not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) give any third party the right to modify, terminate or accelerate any obligation under, (D) result in a violation of, of
         (E) require any authorization, consent, approval, exemption or other action by or notice or declaration or filing with any Governmental Authority or any other Person (other than as has been duly made or obtained) pursuant to, the charter or bylaws of CAI, or any law, statute, rule or regulation to which CAI or any of its assets in subject, or any agreement, instrument, order, judgment or decree to which CAI or any of its assets is subject.

                  (iii) Litigation. Except as set forth on Schedule 8(c)(iii), there is no action, suit, proceeding, arbitration, litigation or government proceeding (including, without limitation, those related to FCC, environmental or similar matters), or inquiry or investigation by any Governmental Authority known to CAI, in each case domestic or foreign, pending against or involving CAI which (A) questions the validity of this Agreement or any action taken or to be taken by CAI pursuant to or in connection with this Agreement or (B) is required to be, and has not been, so disclosed in the filings with the SEC by CAI (and such proceedings as are summarized in such SEC filings are accurately described in all material respects).

                  (iv) No Violation, etc. CAI has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of CAI, and CAI has not received notice of any such violation. CAI is not subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or corrective or remedial obligation arising under any environmental law, rule or regulation.

                  (v) Investment Representation. CAI is purchasing the CS Wireless Common Stock for its own account and not with a view to the public distribution thereof. CAI acknowledges that the CS Wireless Common Stock has not been registered under the Securities Act , and that such shares may be resold only if registered pursuant to the provisions of the Securities Act, or if an exemption from registration is available.

         Section 9. Covenants of All of the Parties.

         (a)      Unless otherwise indicated:

                  (i) Each of the parties hereto agrees to use commercially reasonable efforts to bring about the fulfillment of the conditions precedent to the Stage I Closing.

                  (ii) Subject to the terms and conditions provided herein, each of the parties hereto agrees to (A) use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulation to consummate and make effective the Stage I Transactions in accordance with the terms of this Agreement, perform each of its obligations hereunder, including without limitation, the obligations of the parties set forth in Section 6 hereof, and (B) cooperate following the Stage I Closing in the taking of any actions necessary or desirable in order to effect the purposes of this Agreement with respect to the Stage I Transactions.

                  (iii) Each party hereto shall promptly inform each of the other parties hereto of any circumstance or set of circumstances which could reasonably be expected to impair such party's ability to perform any of its obligations under this Agreement.

         (b) Unless otherwise indicated:

                  (i) Each of the parties hereto agrees to use commercially reasonable efforts to bring about the fulfillment of the conditions precedent to the Stage II Closing.

                  (ii) Subject to the terms and conditions provided herein, each of the parties hereto agrees to (A) use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulation to consummate and make effective the Stage II Transactions in accordance with the terms of this Agreement and (B) cooperate following the Stage II Closing in the taking of any actions necessary or desirable in order to effect the purposes of this Agreement with respect to the Stage II Transactions.

                  (iii) Each party hereto shall promptly inform each of the other parties hereto of any circumstance or set of circumstances which could reasonably be expected to impair such party's ability to perform any of its obligations under this Agreement.

         Section 10. Covenants of Heartland. In addition to the covenants set forth in Section 9 above:

         (a) Between the date hereof and the Stage I Closing, Heartland shall:

                  (i) Retain and safeguard the CS Wireless Common Stock held by it, and maintain such CS Wireless Common Stock free and clear of any and all Encumbrances and shall not allow, permit or suffer to exist any Encumbrance, sale, assignment, lease, waiver of rights or granting of a proxy with respect to, voting agreement or trust affecting other than the Stockholders' Agreement, or otherwise transfer or dispose of the CS Wireless Common Stock held by Heartland.

                  (ii) Within three business days of its commencement of a case under the Bankruptcy Code, if prior thereto the Stage I Closing has not occurred, (a) file with the bankruptcy court a motion (together with appropriate supporting papers) requesting the bankruptcy court to enter, an order in form and substance reasonably acceptable to CAI and CS Wireless (1) authorizing Heartland to assume this Agreement, (2) approving the transactions contemplated herein, and (3) authorizing Heartland to assume the BTA Lease Agreement, and (b) seek a hearing on such motion to be held within 20 days of the date of the filing thereof.

         (b) Between the date hereof and the Stage II Closing, Heartland shall:

                  (i) Use its reasonable efforts (A) to cause to be maintained in full force and effect, and (B) to cause the holders to renew when required to prevent the lapse of, all FCC-issued licenses, conditional licenses and authorizations comprising any portion of the Heartland FCC Assets or Heartland Leases.

                  (ii) Use reasonable efforts to perform each and every obligation of the lessee under any and all excess channel capacity lease agreements or MDS transmission capacity lease agreements comprising any portion of the Heartland FCC Assets or Heartland Leases.

                  (iii) Use reasonable efforts to cause each of its lessors to prosecute in good faith and diligently pursue each MDS application and ITFS application for facilities subject to a lease agreement with Heartland that comprise any portion of the Heartland FCC Assets or Heartland Leases.

                  (iv) Operate the Heartland FCC Assets in the ordinary course of business in accordance with past practices for such operation (except where such conduct would conflict with any covenant or other obligation of Heartland under this Agreement).

                  (v) Promptly notify CAI and CS Wireless in writing of any unusual or material developments with respect to the business or operations of any of the Heartland FCC Assets or Heartland Leases and of any material changes in any of the information contained in Heartland's representation and warranties contained in this Agreement.

                  (vi) Subsequent to its commencement of a case under the Bankruptcy Code, seek bankruptcy court approval of, and use its best efforts to obtain, an order in form and substance reasonably acceptable to CAI and CS Wireless (1) authorizing the assumption of this Agreement, (2) approving the transactions contemplated herein, and (3) authorizing Heartland to assume the BTA Lease and Option Agreement.

         (c) Between the date hereof and the Stage II Closing, Heartland shall not allow, permit or suffer to exist:

                  (i) The creation, assumption or permitting to exist of any Encumbrance, other than the lien for taxes not yet due and payable, on any of the Heartland FCC Assets or Heartland Leases.

                  (ii) The sale, assignment, lease, waiver of rights with respect to, sublease or other transfer or disposal of any and all FCC-issued licenses, conditional licenses and authorizations, or the lessee's leasehold interest in any excess channel capacity lease agreements or MDS transmission capacity lease agreements comprising any portion of the Heartland FCC Assets or Heartland Leases.

                  (iii) Any material action, or material failure to act under excess channel capacity lease agreements or MDS transmission capacity lease agreements comprising any portion of the Heartland FCC Assets or Heartland Leases, which would constitute a default or a potential default thereunder (assuming that any requirements of notice or lapse of time have occurred).

         Section 11. Covenants of CS Wireless. In addition to the covenants set forth in Section 9 above:

         (a) Between the date hereof and the Stage I Closing,

                  (i) CS Wireless shall retain and safeguard the CS Wireless Non-FCC Assets and the CS Wireless FCC Assets held by it, and maintain such CS Wireless Non-FCC Assets free and clear of all Encumbrances and shall not allow, permit or suffer to exist any Encumbrance, sale, assignment, lease, waiver of rights with respect to, or otherwise transfer or dispose of the CS Wireless Non-FCC Assets and the CS Wireless FCC Assets held by CS Wireless; and

                  (ii) Within three business days of its commencement of a case under the Bankruptcy Code, if prior thereto the Stage I Closing has not occurred, (a) file with the bankruptcy court a motion (together with appropriate supporting papers) requesting the bankruptcy court to enter, an order in form and substance reasonably acceptable to Heartland and CAI (1) authorizing CS Wireless to assume this Agreement,
         (2) approving the transactions contemplated herein, and (3) authorizing CS Wireless to assume the BTA Lease Agreement, and (b) seek a hearing on such motion to be held within 20 days of the date of the filing thereof.

         (b) Between the date hereof and the Stage II Closing, CS Wireless shall:

                  (i) Use its reasonable efforts (A) to cause to be maintained in full force and effect, and (B) to cause the holders to renew when required to prevent the lapse of, all FCC-issued licenses, conditional licenses and authorizations comprising any portion of the CS Wireless FCC Assets or CS Leases.

                  (ii) Use reasonable efforts to perform each and every obligation of the lessee under any and all excess channel capacity lease agreements or MDS transmission capacity lease agreements comprising any portion of the CS Wireless FCC Assets or CS Leases.

                  (iii) Use reasonable efforts to cause each of its lessors to prosecute in good faith and diligently pursue each MDS application and ITFS application for facilities subject to a lease agreement with CS Wireless that comprise any portion of the CS Wireless FCC Assets or CS Leases.

                  (iv) Operate the CS Wireless FCC Assets in the ordinary course of business in accordance with past practices for such operation (except where such conduct would conflict with any covenant or other obligation of CS Wireless under this Agreement).

                  (v) Promptly notify Heartland and CAI in writing of any unusual or material developments with respect to the business or operations of any of the CS Wireless FCC Assets or CS Leases and of any material changes in any of the information contained in CS Wireless' representation and warranties contained in this Agreement.

                  (vi) Subsequent to its commencement of a case under the Bankruptcy Code, seek bankruptcy court approval of, and use its best efforts to obtain, an order in form and substance reasonably acceptable to Heartland (1) authorizing the assumption of this Agreement, (2) approving the transactions contemplated herein, and (3) authorizing CS Wireless to assume the BTA Lease and Option Agreement.

         (c) Between the date hereof and the Stage II Closing, CS Wireless shall not allow, permit or suffer to exist:

                  (i) The creation, assumption or permitting to exist of any Encumbrance, other than the lien for taxes not yet due and payable, on any of the CS Wireless FCC Assets or CS Leases.

                  (ii) The sale, assignment, lease, waiver of rights with respect to, sublease or other transfer or disposal of any and all FCC-issued licenses, conditional licenses and authorizations, or the lessee's leasehold interest in any excess channel capacity lease agreements or MDS transmission capacity lease agreements comprising any portion of the CS Wireless FCC Assets or CS Leases.

                  (iii) Any material action, or material failure to act under excess channel capacity lease agreements or MDS transmission capacity lease agreements comprising any portion of the CS Wireless FCC Assets or CS Leases, which would constitute a default or a potential default of the lessee thereunder (assuming that any requirements of notice or lapse of time have occurred).

         Section 12. Releases and Indemnification. As further consideration for the transactions contemplated hereby, the parties agree as follows:

         (a) At the Stage I Closing, without further action by the parties, CS Wireless shall release and forever discharge Heartland, its subsidiaries, affiliates, stockholders, officers, directors, agents, employees, successors and assigns from any and all actions claims, liabilities, damages, demands, responsibility and accountability of every nature whatsoever ("Claims"), whether known or unknown, which CS Wireless ever had, then has or may have for, upon or by reason of any matter, cause or thing whatsoever against Heartland arising out of that certain Administrative Services Agreement dated as of February 23, 1996 (the "Services Agreement") by and between Heartland and CS Wireless, including, without limitation, CS Wireless Systems, Inc. v. Heartland Wireless Communications, Inc.; Cause No. 98-CI-15104; 225th District Court, Bexar County, Texas, from the beginning of the world to the Stage I Closing Date, or which CS Wireless may from and after the Stage I Closing Date have against Heartland by reason of any matter, act, omission, cause or event arising solely out of the Services Agreement, which has occurred or which has been done or suffered to be done before the Stage I Closing Date. CS Wireless hereby agrees to withdraw, with prejudice, CS Wireless Systems, Inc. v. Heartland Wireless Communications, Inc.; Cause No. 98-CI-15104; 225th District Court, Bexar County, Texas on or before the Stage I Closing.

         (b) At the Stage I Closing, without further action by the parties, Heartland shall release and forever discharge CS Wireless, its subsidiaries, affiliates, stockholders, officers, directors, agents, employees, successors and assigns from any and all Claims, whether known or unknown, which Heartland ever had, then has or may have for, upon or by reason of any matter, cause or thing whatsoever against CS Wireless arising out of the Services Agreement and any Claim capable of being asserted in connection therewith from the beginning of the world to the Stage I Closing Date, or which Heartland may hereafter have against CS Wireless by reason of any matter, act, omission, cause or event arising solely out of the Services Agreement, which has occurred or which has been done or suffered to be done before the Stage I Closing Date.

         (c) At the Stage I Closing, without further action by the parties, each of the parties hereto shall release and forever discharges the other parties hereto, their respective subsidiaries, affiliates, stockholders, officers, directors, agents, employees, successors and assigns from any and all Claims, whether known or unknown, which each such party ever had, then has or may have for, upon or by reason of any matter, cause or thing whatsoever against the other parties hereto arising solely out of the Participation Agreement or the Stockholders' Agreement from the beginning of the world to the Stage I Closing Date, or which each such party may hereafter have against the other parties hereto by reason of any matter, act, omission, cause or event arising solely out of the Participation Agreement or the Stockholders' Agreement, which has occurred or which has been done or suffered to be done before the date hereof.

         (d) CS Wireless acknowledges and ratifies the terms and conditions of that certain Separation Agreement dated as of October 19, 1998 (the "Separation Agreement") by and between Frank H. Hosea ("Hosea") and CS Wireless. CS Wireless acknowledges that (i) Hosea has been employed by Heartland as Senior Vice President - Video Operations and (ii) Hosea's employment by Heartland does not violate or breach the Non-Compete Restrictions as defined and set forth in
Section 5 of the Separation Agreement or any non-disclosure covenants contained in Paragraph 9(a) of the Employment Agreement dated as of April 2, 1997 or the Non-Disclosure Agreement dated as of April 2, 1997 between Hosea and CS Wireless. Notwithstanding anything to the contrary set forth in this Section 12(d), CS Wireless' acknowledgment set forth herein shall not modify or constitute a waiver of CS Wireless' rights to enforce Hosea's non-disclosure covenants relating to any person or entity other than Heartland or its existing wholly-owned subsidiaries set forth in Section 2 of the Separation Agreement or Hosea's obligations relating to any person or entity other than Heartland or its existing wholly-owned subsidiaries under the Employment Agreement and Non-Disclosure Agreement referred to above CS Wireless expressly agrees to assume the Separation Agreement described above in any bankruptcy proceeding filed by or against CS Wireless.

         (e) Notwithstanding anything to the contrary, CAI shall indemnify and hold Heartland harmless from any and all Claims arising from or in connection with CAI's purchase from Heartland of the CS Wireless Common Stock at the Stage I Closing pursuant to Section 2 of this Agreement, including any such Claims arising from, in connection with, or related to any subsequent disposition or transfer of the CS Wireless Common Stock by CAI; provided, however, any liability of CAI to Heartland arising by operation of this Section 12(e) arising from, in connection with, or related to a subsequent disposition or transfer of the CS Wireless Common Stock by CAI to CS Wireless shall be deemed fully satisfied by CAI with the return to CS Wireless of any and all consideration received by CAI from CS Wireless for such disposition or transfer, and thereafter, Heartland shall no longer have any claim for indemnification against CAI under this Section 12(e).

         (f) In the event CS Wireless commences a bankruptcy proceeding, CAI shall use its best efforts in its capacity as a stockholder of CS Wireless, and shall cause the CAI Directors and CAI Independent Directors (each as defined in the Stockholders' Agreement) to use their best efforts, recognizing and taking into consideration the various fiduciary duties owed by such directors to various CS Wireless constituencies, to cause (i) CS Wireless to fulfill its obligations to the Heartland Directors, the Heartland Independent Directors and Hosea, and (ii) CS Wireless to treat its indemnity obligations to the Heartland Directors, the Heartland Independent Directors and Hosea no less favorably than CS Wireless treats its indemnity obligations to any other person who has served, is serving or may hereafter serve as a member of the board of directors of CS Wireless.

         Section 13. Termination.

         (a) This Agreement may be terminated at any time prior to the Stage I Closing by mutual written consent of the parties hereto.

         (b) This Agreement shall terminate (without further action or notice (in writing or otherwise) by any of the parties hereto), unless CAI and Heartland shall have extended in writing date or the period set forth in this
Section 13 (or any of the extended dates or periods), if the Stage I Closing shall not have occurred by December 4, 1998.

         (c) In the event of a termination of this Agreement in accordance with this Section 13, this Agreement shall forthwith become void and of no further force and effect, and there shall be no liability hereunder on the part of any party or its affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that Sections 2(b), 13, 15 and 16, inclusive, shall survive any termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement; provided further, however, that if the Stage I Closing shall have occurred prior to the termination of this Agreement, Section 12 shall survive and nothing contained herein shall limit, abridge or otherwise affect, or relieve any party from, the continuing rights and obligations arising out of such Stage I Closing.

         Section 14. Further Assurances. The parties hereto agree to take all actions necessary or advisable, in the opinion of the party taking such action, to effect the terms of the provisions hereof.

         Section 15. No Waiver. Failure by any party hereto to insist on strict performance or observance of any provision of this Agreement or to exercise any right or remedy shall not be construed as a waiver of any right or remedy with respect to any existing or subsequent breach or default.

         Section 16. Miscellaneous.

         (a) Entire Agreement. This Agreement and the exhibits and schedules attached hereto and the BTA Lease and Option Agreement, as amended, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements, representations and understandings among the parties hereto with respect to such matters whether oral or in writing.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         (d) No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the persons not parties to this Agreement who are being released or indemnified pursuant to Section 12, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement, including, without limitation, (i) any receiver appointed for any party hereto, or (ii) any trustee, responsible officer or other person or entity appointed to manage business or property of any party hereto in such party's case under any chapter of the Bankruptcy Code.

         (e) Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

         (f) Expenses. Each of the parties hereto shall be solely responsible for its fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (g) Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) Public Announcements. The parties hereto will agree upon the timing and content of an initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation.

         (i) Names, Captions, etc. The name assigned this Agreement and the section captions used herein are for convenience or reference only and shall not affect the interpretation or construction thereof.

         (j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

         (k) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce the terms and provisions hereof in any state or federal court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.







              [The balance of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their duly authorized representatives on the day and year first above written.

                                      HEARTLAND WIRELESS
                                      COMMUNICATIONS, INC.

                                      By: /s/ MARJEAN HENDERSON
                                          --------------------------------------
                                          Name:  Marjean Henderson
                                          Title: Sr. VP & CFO


                                      CS WIRELESS SYSTEMS, INC.

                                      By: /s/ DAVID E. WEBB
                                          --------------------------------------
                                          Name:  David E. Webb
                                          Title: Chief Executive Officer


                                      CAI WIRELESS SYSTEMS, INC.

                                      By: /s/ ILLEGIBLE
                                          --------------------------------------
                                          Name:
                                          Title: